UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

Samsara Luggage, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54649	26-0299456
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

One University Plaza

Suite 505

Hackensack, NJ 07601

(Address of principal executive offices and Zip Code)

(877) 421-1574

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 3.02 below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On June 7, 2021, Samsara Luggage, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with YA II PN Ltd., a Cayman Islands exempt company (the “Investor”), pursuant to which the Company sold and issued convertible debentures (individually a “Convertible Debenture” and collectively, the “Convertible Debentures”) in the aggregate amount of up to $1,250,000 (the “Purchase Price”), which are convertible into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) (as converted, the “Conversion Shares”), of which:

(i)	a Convertible Debenture (the “First Convertible Debenture”) in the principal amount of $500,000 (the “First Convertible Debenture Purchase Price”) was issued upon execution of the Securities Purchase Agreement (the “First Closing Date”);

(ii)	a Convertible Debenture (the “Second Convertible Debenture”) in the principal amount of $500,000 shall be issued within one (1) business day following the filing of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended, registering the Conversion Shares issuable upon conversion of the Convertible Debentures with the Securities and Exchange Commission (the “SEC”); and

(iii)	a Convertible Debenture (the “Third Convertible Debenture”) in the principal amount of $250,000 (the “Third Convertible Debenture Purchase Price”) shall be issued within one (1) business day following the Registration Statement having been declared effective by the SEC.

The Convertible Debentures bear interest at a rate of 10% per annum (15% on default) and have a maturity date of one (1) year. The Convertible Debentures provide a conversion right, in which any portion of the principal amount of the Convertible Debentures, together with any accrued but unpaid interest, may be converted into the Company’s Common Stock at a conversion price equal to 80% of the lowest volume weighted average price of the Company’s Common Stock during the ten (10) trading days immediately preceding the date of conversion, subject to adjustment. The Convertible Debentures may not be converted into common stock to the extent such conversion would result in the Investor beneficially owning more than 9.99% of the Company’s outstanding Common Stock (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation may be waived by the Investor upon not less than 65 days’ prior notice to the Company. The Convertible Debentures provide the Company with a redemption right, pursuant to which the Company, upon fifteen (15) business days’ prior notice to the Investor, may redeem, in whole or in part, outstanding principal and interest at a redemption price equal to the principal amount being redeemed plus a redemption premium equal to 5% of the outstanding principal amount being redeemed plus outstanding and accrued interest; however, the Investor shall have fifteen (15) business days after receipt of the Company’s redemption notice to elect to convert all or any portion of the Convertible Debentures, subject to the Beneficial Ownership Limitation.

In connection with the Securities Purchase Agreement, the Company executed a registration rights agreement (the “Registration Rights Agreement”) pursuant to which it is required to file the Registration Statement with the SEC for the resale of the Conversion Shares. Pursuant to the Registration Rights Agreement, the Company is required to meet certain obligations with respect to, among other things, the timeliness of the filing and effectiveness of the Registration Statement. The Company is obligated to file the Registration Statement no later than 45 days after the First Closing Date and to have it declared effective by the SEC no later than 105 days after filing (the “Registration Obligations”).

The transaction closed on June 7, 2021 when the Company received the First Convertible Debenture Purchase Price. The descriptions of the Securities Purchase Agreement, Convertible Debentures and the Registration Rights Agreement (the “Transaction Documents”) are only summaries and are qualified in their entirety by reference to the full text of the form of such Transaction Documents attached hereto as Exhibits 10.1, 10.2 and 10.3 respectively.

Item 9.01 Financial statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated June 7, 2021, between the Company and YA II PN Ltd..
10.2	Convertible Debenture, dated June 7, 2021, between the Company and YA II PN Ltd..
10.3	Registration Rights Agreement, dated June 7, 2021, between the Company and YA II PN Ltd..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMSARA LUGGAGE, INC.

By	/s/ Atara Dzikowski
	Name:	Atara Dzikowski
	Title:	Chief Executive Officer

Date: June 10, 2021

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